Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Creative Realities, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.01 par value per share	457(a)	2,500,000	$1.94	$4,850,000.00	0.0001531	$742.54
	Total Offering Amounts				$4,850,000.00		$742.54
	Total Fee Offsets						$-
	Net Fee Due						$742.54

1.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (“Registration Statement”) shall also cover any additional shares of the common stock, $0.01 par value per share (“Common Stock”) of Creative Realities, Inc. (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Common Stock. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the shares of Common Stock registered under this Registration Statement, all shares of Common Stock are combined by a reverse stock split into a lesser number of shares of Common Stock, the number of undistributed shares of Common Stock covered by this Registration Statement shall be proportionately reduced.

2.

This registration statement also covers such indeterminable number of additional shares of Common Stock of the registrant as may become issuable with respect to any or all of such registered shares pursuant to the antidilution provisions of the plan.

3.

The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based, pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, upon the average of the high ($1.98) and low ($1.90) prices of the Common Stock on March 5, 2025, as reported on the Nasdaq Stock Market LLC.